SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Event.

On April 10, 2015, Wells Fargo Bank, National Association (“Wells Fargo”) waived (the “Waiver”) any default under that certain Credit Agreement, dated as of November 16, 2012, between EnviroStar, Inc. (the “Company”) and Wells Fargo, as amended by First Amendment to Credit Agreement, dated as of October 11, 2012, as amended by Second Amendment to Credit Agreement, dated as of November 12, 2012, and as amended by Third Amendment to Credit Agreement, dated as of October 10, 2014, resulting from Symmetric Capital, LLC acquiring 40.4% of the outstanding shares of the Company’s common stock, $.025 par value per share, from Michael S. Steiner and Robert M. Steiner.  The foregoing summary of the Waiver does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver, which is attached hereto as Exhibit 4.1(a) and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

    (d)          Exhibits:

                        10.1           Waiver, dated April 10, 2015.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: April 15, 2015	By:	/s/ Venerando J. Indelicato
Venerando J. Indelicato,
Treasurer and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Waiver, dated April 10, 2015.